Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEES

CENTENNIAL RESOURCE PRODUCTION, LLC

THE GUARANTOR PARTIES HERETO

and

UMB BANK, N.A.,

AS TRUSTEE,

DATED AS OF SEPTEMBER 1, 2022

This Second Supplemental Indenture, dated as of September 1, 2022 (this “Second Supplemental Indenture”), is among Colgate Ranch, LLC, a Texas limited liability company, Tusker Midstream, LLC, a Delaware limited liability company, Colgate Energy, LLC, a Delaware limited liability company, Colgate Energy Development, LLC, a Delaware limited liability company, Colgate Production, LLC, a Texas limited liability company, Colgate II Corp, LLC, a Delaware limited liability company, Colgate Operating, LLC, a Delaware limited liability company, Colgate Royalties, LP, a Delaware limited partnership, Colgate Minerals, LLC, a Texas limited liability company, Tree Shaker Minerals, LLC, a Texas limited liability company, Hermosa Ranch, LLC, a Delaware limited liability company, CL Energy, LLC, a Texas limited liability company (collectively, the “New Subsidiary Guarantors”), Centennial Resource Production, LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), each other existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below, and UMB Bank, N.A., as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of November 30, 2017 (the “Base Indenture”), by and among the Company, the guarantors party thereto and the Trustee, providing for the issuance and establishing the terms of the Company’s 5.375% Senior Notes due 2026 (the “Notes”);

WHEREAS, Centennial Resource Development, Inc., a Delaware corporation (the “Parent”), and the Trustee have heretofore executed and delivered that certain First Supplemental Indenture, dated as of May 22, 2020 (the “First Supplemental Indenture”), which supplemented the Base Indenture (the Base Indenture, as so supplemented, the “Indenture”), pursuant to which the Parent unconditionally guaranteed, on a joint and several basis with the other guarantors, the Guaranteed Obligations;

WHEREAS, Section 4.11 of the Indenture provides that, after the Issue Date, the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other guarantors, the Guaranteed Obligations;

WHEREAS, pursuant to Section 9.01(8) of the Indenture, the New Subsidiary Guarantors, the Trustee, the Existing Guarantors and the Company are authorized to execute and deliver this Second Supplemental Indenture to amend or supplement the Indenture, the Notes, or the Guarantees, without the consent of any Holder; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

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ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Each New Subsidiary Guarantor hereby confirms it becomes a party to the Indenture as a Guarantor by its execution hereof and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by all of the terms, provisions and conditions of the Indenture, including Article 10, applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Pursuant to Article 10 of the Indenture, each New Subsidiary Guarantor hereby, on a joint and several basis with all the Existing Guarantors, irrevocably and unconditionally Guarantees, on a senior unsecured basis,to each Holder of the Securities and the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Guaranteed Obligations when due, whether at Stated Maturity, by acceleration, redemption or otherwise.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the New Subsidiary Guarantors shall be given as provided in Section 12.02 of the Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.4 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Second Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive

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jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.02 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, each Guarantor the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 3.4 Severability Clause. If any provision of this Second Supplemental Indenture is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Second Supplemental Indenture will not in any way be affected or impaired thereby.

SECTION 3.5 Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6 Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Second Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

SECTION 3.7 Headings. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this Second Supplemental Indenture.

SECTION 3.8 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

Colgate Ranch, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Tusker Midstream, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Colgate Energy, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Colgate Energy Development, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

[Signature Page to Second Supplemental Indenture – 2026 Senior Notes]

Colgate Production, LLC
as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Colgate II Corp, LLC
as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Colgate Operating, LLC
as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Colgate Royalties, LP
as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

[Signature Page to Second Supplemental Indenture – 2026 Senior Notes]

Colgate Minerals, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Tree Shaker Minerals, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

Hermosa Ranch, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

CL Energy, LLC as a New Subsidiary Guarantor

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting Officer

[Signature Page to Second Supplemental Indenture – 2026 Senior Notes]

UMB BANK, N.A.,
as the Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

[Signature Page to Second Supplemental Indenture – 2026 Senior Notes]

CENTENNIAL RESOURCE PRODUCTION, LLC as the Company

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture – 2026 Senior Notes]

Centennial Resource Development, Inc. as an Existing Guarantor

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Executive Vice President and Chief Financial Officer

Atlantic Exploration, LLC as an Existing Guarantor

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Executive Vice President and Chief Financial Officer

Centennial Resource Management, LLC as an Existing Guarantor

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture – 2026 Senior Notes]